Exhibit 99(10)
Consent of Independent Registered Public Accounting Firm
The Board of Directors of The Ohio National Life Insurance Company:
We consent to use of our reports for Ohio National Variable Account D dated February 18, 2009, and for The Ohio National Life Insurance Company and subsidiaries dated April 29, 2009, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information in post-effective amendment no. 23 to File No. 33-81784.
/s/ KPMG LLP
Columbus, Ohio
April 30, 2009

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